5/31/2004

Item 77 Q1(c):  Exhibits-Amendment to Investment Advisory Contracts

An Addendum to the Management Agreement for the Lord Abbett Investment Trust-Balanced Series is hereby incorporated by reference to the Post-Effective Amendment No. 36 to the Trust's Registration Statement filed on March 31, 2004 (Accession Number:0001047469-04-010197).